LanzaTech Reports Fourth Quarter and Fiscal Year 2025 Financial Results
Continued Focus on Operational Execution and Strategic Transformation

SKOKIE, IL., March 31, 2026 – LanzaTech Global, Inc. (NASDAQ: LNZA) (“LanzaTech” or the “Company”), a carbon management solutions company, today reported its financial and operating results for the fourth quarter and fiscal year ended December 31, 2025.
Key Highlights:
•Non-Controlling Ownership Milestone in LanzaJet: On December 16, 2025, LanzaTech received its final tranches of LanzaJet common stock, which brought the Company’s ownership percentage and non-controlling interest in LanzaJet to 53%. This announcement followed the successful commissioning and production of ASTM-certified sustainable fuels including Synthetic Paraffinic Kerosene (SPK) and Renewable Diesel (RD) at LanzaJet’s Freedom Pines Fuels facility in Soperton, Georgia, the world’s first commercial-scale plant to produce jet fuel from ethanol.
•LanzaJet, in which the Company is a major shareholder, announces $47M in New Capital and First Close of Equity Round at $650M Pre-Money Valuation: On February 11, 2026, LanzaTech, alongside other investors, entered into a Series A Preferred Stock Purchase and Exchange Agreement with LanzaJet, Inc. As a result of the Series A Transaction, the Company’s ownership interest in LanzaJet Common Stock has been reduced to approximately 46%.
•Successful Closing of Private Placement Financing: In January 2026, LanzaTech announced the closing of the sale and issuance of shares of its common stock to a group of investors, including new investor, SiteGround, for gross proceeds of $20 million.
•Grant Agreement signed for €40 million grant from the European Union’s Innovation Fund: The grant, which was awarded in November 2025, strategically links carbon capture and utilization (CCU) with carbon capture and storage (CCS) to service the needs of the chemicals, marine and aviation sectors.
•Net loss decreased to $49.0 million and Adjusted EBITDA(1)decreased to $71.3 million in 2025, compared to Net loss of $137.7 million and Adjusted EBITDA of $88.2 million in 2024, reflecting meaningful progress in underlying operating performance, driven by disciplined cost optimization initiatives.
•Delivered significant cost reductions, with full-year operating expenses declining 21% year-over-year to $104.5 million and fourth-quarter operating expenses decreasing 45% year-over-year to $18.3 million, reflecting the impact of organizational restructuring and efficiency measures implemented during 2025.
(1) See “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to Adjusted EBITDA” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
Fourth Quarter 2025 Financial Results
The table below outlines key results for the years ended December 31, 2025 and 2024, respectively:

All amounts in millions ($)	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue	$28.0	$12.0	$55.8	$49.6
Cost of revenue (1)	9.9	5.6	30.5	26.0
Operating expenses	18.3	33.5	104.5	132.6
Net loss	(0.1)	(27.0)	(49.0)	(137.7)
Adjusted EBITDA (2)	$2.4	$(21.2)	$(71.3)	$(88.2)
(1) Exclusive of depreciation.
(2) See “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to Adjusted EBITDA” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
Revenue
•Reported total revenue of $28.0 million and $55.8 million in the fourth-quarter and full-year of 2025, respectively, as compared to total revenue of $12.0 million and $49.6 million in the fourth-quarter and full-year of 2024, respectively. The increase in both periods was primarily driven by $8.5 million in licensing revenue from LanzaJet for sublicensing our technology. The increase for the full year compared to prior year was also driven by an increase in CarbonSmart product sales. The CarbonSmart increase was driven by expanded commercialization and higher customer adoption. The increase for the quarter compared to prior quarter was also driven by an increase in Engineering and other services revenue.
•Licensing revenue in the fourth quarter of 2025 was $16.7 million, compared to $1.1 million in the fourth quarter of 2024, due to the increase in licensing revenue received from LanzaJet for their sublicensing of our technology.
•Engineering and other services revenue in the fourth quarter of 2025 was $8.5 million, compared to $5.3 million in the fourth quarter of 2024, due to entering into a new project with a customer.
•JDA and contract research revenue earned during the quarter was $0.7 million in the fourth quarter of 2025, compared to $1.7 million in the fourth quarter of 2024, due to the completion of projects with existing customers and the absence of new contracts as a result of workforce reductions.
•CarbonSmart revenue was $3.6 million in the fourth quarter of 2025, compared to $3.9 million in the fourth quarter of 2024. The decrease was due to a higher number of sales in 2024 compared to 2025.
Cost of Revenue
•Fourth-quarter and full-year 2025 cost of revenue was $9.9 million and $30.5 million, respectively, as compared to $5.6 million and $26.0 million for fourth-quarter and full-year 2024, respectively. Cost of revenue for fourth-quarter 2025 was largely comprised of the cost of the CarbonSmart product sold and headcount allocations related to the delivery of biorefining services and JDA work. Gross margin for fourth quarter 2025 was 65 percent compared to 54 percent for the fourth quarter of 2024, primarily due to licensing revenue received from LanzaJet for their sublicensing of our technology.
Operating Expense
•Fourth-quarter and full-year 2025 operating expenses were $18.3 million and $104.5 million, respectively, as compared to $33.5 million and $132.6 million for fourth-quarter and full-year 2024, respectively. The decrease was primarily due to a decrease in personnel and contractor expenses related to R&D projects and administrative operations, reflecting headcount reductions implemented during 2025 as part of the Company’s broader cost optimization initiatives.
Net Loss
•Fourth-quarter and full-year 2025 net losses were $0.1 million and $49.0 million, respectively, as compared to fourth-quarter and full-year 2024 net losses of $27.0 million and $137.7 million, respectively. The quarterly and full-year change is primarily due to non-cash gains on financial instruments, and factors that drove revenue growth and operating expense decrease.
Adjusted EBITDA
•Fourth-quarter 2025 adjusted EBITDA income was $2.4 million and full-year 2025 adjusted EBITDA loss was $71.3 million, as compared to adjusted EBITDA losses of $21.2 million and $88.2 million for fourth-quarter and full-year 2024, respectively. The year-over-year change is mainly attributable to the same factors that drove the change in net loss for the comparative period.
Balance Sheet and Liquidity
•As of December 31, 2025, the Company had $17.1 million in total cash and restricted cash compared to total cash, restricted cash, and investments of $58.1 million as of December 31, 2024. The decrease reflects continued use of cash to fund operating activities, timing of receipts from customers and government projects, and limited inflows from new funding sources, partially offset by the liquidation of investments and our financing activities.
Management Comments
“This has been a year of disciplined transformation. By aligning our structure to the realities of the market and focusing on the highest-value paths—especially the growing demand for SAF—we believe that we’ve strengthened our position and regained momentum,” said Dr. Jennifer Holmgren, Board Chair and CEO of LanzaTech. “SAF is a practical and important outlet for the ethanol we produce, and we believe we’ve adjusted the business so we can focus on that opportunity more directly while also positioning ourselves to access future growth in the marine fuels market, provided we obtain the necessary capital to do so.”
About LanzaTech
LanzaTech (NASDAQ: LNZA) is a leader in carbon management, using its proprietary gas-fermentation platform to transform waste carbon into valuable products. Through global partnerships, LanzaTech enables the production of feedstocks for high-value markets including SAF and chemicals. Headquartered in the U.S., the company provides technology and commercial pathways that strengthen industrial resilience and unlock new economic value from carbon.
Forward-Looking Statements
This press release includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, the Company’s management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including the Company's ability to continue operations as a going concern; the Company's ability to attract new investors and raise substantial additional financing to fund its operations and/or execute on its other strategic options; delays or interruptions in government contract awards, funding cycles or agency operations (including due to a government shutdown) that could postpone project milestones and defer related revenue recognition; the Company's ability to maintain the listing of the Nasdaq Stock Market LLC; the Company's ability to execute on its business strategy and achieve profitability; its securities on the Company's ability to attract, retain and motivate qualified personnel, the Company's anticipated growth rate and market opportunities; the potential liquidity and trading of the Company's securities; the Company's future financial performance and capital requirements; the Company's assessment of the competitive landscape; the Company's ability to comply with laws and regulations applicable to its business; the Company's ability to enter into, successfully maintain and manage relationships with industry partners; the availability of governmental programs designed to incentivize the production and consumption of low-carbon fuels and carbon capture and utilization; the Company's ability to adequately protect its intellectual property rights; the Company's ability to manage its growth effectively; the Company's ability to increase its revenue from engineering services, sales of equipment packages and sales of CarbonSmart products and to improve its operating results; and the Company's ability to remediate the material weaknesses in its internal control over financial reporting and to maintain effective internal controls. The Company may be adversely affected by other economic, business, or competitive factors, and other risks and uncertainties, including those described under the header “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025 and in future SEC filings. New risk factors that may affect actual results or outcomes emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.
We define Adjusted EBITDA as our net loss, excluding the impact of depreciation, interest income, net, stock-based compensation expense, change in fair value of warrant liabilities, loss on the Brookfield SAFE extinguishment, change in fair value of the Brookfield SAFE and the Brookfield Loan liabilities (net of interest accretion reversal), change in fair value of the FPA Put Option liability and Fixed Maturity Consideration, change in fair value of the Convertible Note, change in fair value of the PIPE Warrant and loss from equity method investees, net. We monitor and have presented in this earnings press release Adjusted EBITDA because it is a key measure used by our management and the Board to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results and enhancing the overall understanding of our past performance and future prospects.
Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. For example, Adjusted EBITDA: (i) excludes stock-based compensation expense because it is a significant non-cash expense that is not directly related to our operating performance; (ii) excludes depreciation expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future; (iii) excludes gain or losses on equity method investee; and (iv) excludes certain income or expense items that do not provide a comparable measure of our business performance. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

LANZATECH GLOBAL INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share data)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$13,164	$43,499
Held-to-maturity investment securities	—	12,374
Trade and other receivables, net of allowance	9,527	9,456
Contract assets, net of allowance	6,541	18,975
Other current assets	10,456	15,030
Total current assets	39,688	99,334
Property, plant and equipment, net	17,128	22,333
Right-of-use assets	14,378	26,790
Equity method investment	13,272	4,363
Equity security investment	14,990	14,990
Other non-current assets	751	6,873
Total assets	$100,207	$174,683
Liabilities, Mezzanine Equity and Shareholders’ Equity
Current liabilities:
Accounts payable	10,869	5,289
Other accrued liabilities	10,278	8,876
Warrants	11	3,531
Fixed Maturity Consideration and current FPA Put Option liability	4,123	4,123
Contract liabilities	423	6,168
Accrued salaries and wages	1,843	2,302
Current lease liabilities	176	158
Total current liabilities	27,723	30,447
Non-current lease liabilities	16,388	30,619
Non-current contract liabilities	5,896	5,233
FPA Put Option liability	30,015	30,015
Brookfield SAFE liability	—	13,223
Brookfield Loan liability	10,900	—
Convertible Note	—	51,112
Other long-term liabilities	8	587
Total liabilities	90,930	161,236
Mezzanine Equity
Convertible preferred stock, $0.0001 par value; 20,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 20,000,000 and no shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	2	—
Preferred stock - additional paid-in capital	13,167	—
Total mezzanine equity	13,169	—
Shareholders’ Equity/(Deficit)
Common stock, $0.0000001 par value, 25,800,000 shares authorized as of December 31, 2025 and December 31, 2024; 2,320,511 and 1,949,157 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively (1)	23	19
Additional paid-in capital	1,013,195	981,638
Accumulated other comprehensive income	1,444	1,393
Accumulated deficit	(1,018,554)	(969,603)
Total shareholders’ equity/(deficit)	(3,892)	13,447
Total liabilities, mezzanine equity and shareholders' equity	100,207	174,683
(1) All common stock share and per share data for all periods presented have been retroactively adjusted to reflect the 1-for-100 reverse stock split of the Company’s common stock and the decrease in the par value of the Company’s common stock from $0.0001 to $0.0000001 per share which became effective on August 18, 2025.

LANZATECH GLOBAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenues:
Contracts with customers and grants	$7,428	$5,311	$18,298	$22,995
CarbonSmart product sales	3,631	3,933	14,625	7,943
Collaborative arrangements	—	1,104	2,425	5,573
Related party transactions	16,940	1,682	20,497	13,081
Total revenues	27,999	12,030	55,845	49,592
Costs and operating expenses:
Contracts with customers and grants(1)	6,530	985	15,438	15,341
CarbonSmart product sales(1)	3,322	3,894	14,191	7,543
Collaborative arrangements(1)	—	532	822	2,566
Related party transactions(1)	33	157	93	520
Research and development expense	11,500	16,459	53,184	77,007
Depreciation expense	1,367	1,278	4,227	5,567
Selling, general and administrative expense	5,452	15,745	47,046	49,981
Total cost and operating expenses	28,204	39,050	135,001	158,525
Loss from operations	(205)	(27,020)	(79,156)	(108,933)
Other income (expense):
Interest income, net	273	710	1,214	3,162
Other income (expense), net	2,377	5,616	41,539	(17,726)
Total other income (expense), net	2,650	6,326	42,753	(14,564)
Loss from equity method investees, net	(2,529)	(6,299)	(12,548)	(14,234)
Net loss	$(84)	$(26,993)	$(48,951)	$(137,731)

Other comprehensive loss:
Changes in credit risk of fair value instruments	—	(1,096)	1,091	(1,096)
Foreign currency translation adjustments	(124)	322	(1,040)	124
Comprehensive loss	$(208)	$(27,767)	$(48,900)	$(138,703)

Net loss per common share - basic	$(0.04)	$(13.65)	$(22.27)	$(69.71)
Net loss per common share - diluted	$(0.04)	$(13.65)	$(22.27)	$(69.71)

Weighted-average number of common shares outstanding - basic(2)	2,320,158	1,977,891	2,197,935	1,975,799
Weighted-average number of common shares outstanding - diluted(2)	2,320,158	1,977,891	2,197,935	1,975,799
(1)exclusive of depreciation
(2)All common stock share and per share data for all periods presented have been retroactively adjusted to reflect the 1-for-100 reverse stock split of the Company’s common stock and the decrease in the par value of the Company’s common stock from $0.0001 to $0.0000001 per share which became effective on August 18, 2025.

LANZATECH GLOBAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	December 31,
	2025	2024
Cash Flows From Operating Activities:
Net loss	$(48,951)	$(137,731)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	7,201	13,208
Gain on change in fair value of SAFE and warrant liabilities	(3,469)	(17,887)
Loss on change in fair value of the Brookfield Loan	5,310	—
Gain on change in fair value of the Amended Brookfield Loan	(1,400)	—
Loss on Brookfield SAFE extinguishment	6,216	—
Loss on change in fair value of the FPA Put Option and the Fixed Maturity Consideration liabilities	—	23,510
Change in fair value of Convertible Note	(42,980)	11,894
Gain on change in fair value of PIPE Warrant liability	(8,800)	—
Gain on partial lease termination	(60)	—
Provisions for losses on trade and other receivables and contract assets, net of recoveries	1,994	961
Depreciation of property, plant and equipment	4,227	5,592
Amortization of discount on debt security investment	(34)	(854)
Non-cash lease expense	1,553	1,713
Non-cash recognition of licensing revenue	(20,665)	(11,532)
Loss from equity method investees, net	12,548	14,234
Loss from disposal of property, plant and equipment	—	(25)
Unrealized Loss on net foreign exchange	610	(284)
Changes in operating assets and liabilities:
Accounts receivable, net	(117)	557
Contract assets	10,797	9,162
Accrued interest on debt investment	(83)	183
Other assets	6,250	(2,066)
Accounts payable and accrued salaries and wages	5,121	(1,790)
Contract liabilities	(375)	311
Operating lease liabilities	(1,629)	641
Other liabilities	1,882	1,143
Net cash used in operating activities	(64,854)	(89,060)
Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(1,258)	(5,312)
Proceeds from disposal of property, plant and equipment	—	25
Purchase of debt securities	—	(27,083)
Proceeds from maturity of debt securities	12,408	60,722
Net cash provided by investing activities	11,150	28,352
Cash Flows From Financing Activities:
Proceeds from issuance of preferred stock	15,050	—
Issuance costs related to preferred stock	(1,881)	—
Settlement of FPA	—	(10,039)
Proceeds from exercise of options	—	300
Proceeds from issuance of Convertible Note, net	—	40,000
Repurchase of equity instruments of the Company	—	(48)
Partial settlement of the Brookfield Loan	(12,500)	—
Proceeds from PIPE Warrant	24,950	—
Net cash provided by financing activities	25,619	30,213
Effects of currency translation on cash, cash equivalents and restricted cash	(601)	(52)
Net decrease in cash, cash equivalents and restricted cash	(28,686)	(30,547)
Cash, cash equivalents and restricted cash at beginning of period	45,737	76,284
Cash, cash equivalents and restricted cash at end of period	$17,051	$45,737

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property, plant and equipment under accounts payable	—	132
Right-of-use asset additions	—	10,194
Extinguishment of the Brookfield SAFE	13,274	—
Issuance of the Brookfield Loan	(19,490)	—
Extinguishment of the Brookfield Loan	12,300	—
Issuance of the Amended Brookfield Loan	(12,300)	—
Cashless issuance of equity for Convertible Notes	8,132	—
Non-cash change in lease liability on partial termination	13,025	—
Non-cash change in ROU assets on partial termination	(13,085)	—
Non-cash partial reversal of FPA upon settlement	—	24,084
Third-party issuance costs for the Convertible Note	—	3,169

LANZATECH GLOBAL INC
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net loss	$(84)	$(26,993)	$(48,951)	$(137,731)
Depreciation	1,367	1,278	4,227	5,567
Interest income, net	(273)	(710)	(1,214)	(3,162)
Stock-based compensation expense and change in fair value of Brookfield SAFE and warrant liabilities (1)	1,256	6,191	3,732	(4,679)
Loss on Brookfield SAFE extinguishment	—	—	6,216	—
Change in fair value of the FPA Put Option and Fixed Maturity Consideration liabilities	—	—	—	23,283
Change in fair value of Convertible Note and related transaction costs	—	(7,296)	(42,980)	14,276
Change in fair value of PIPE Warrant	—	—	(8,800)	—
Change in fair value of the Brookfield Loan (net of interest accretion reversal)	—	—	5,310	—
Change in fair value of the Amended Brookfield Loan	(2,400)	—	(1,400)	—
Loss from equity method investees, net	2,529	6,299	12,548	14,234
Adjusted EBITDA	$2,395	$(21,231)	$(71,312)	$(88,212)

(1)Stock-based compensation expense represents expense related to equity compensation plans.

Investor Relations Contact:
investors@lanzatech.com

Public Relations/Media Contact:
Freya Burton
freya@lanzatech.com